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                                                                    Exhibit 99.2

                           [SALEM COMMUNICATIONS LGO]

FOR IMMEDIATE RELEASE
December 17, 2001

                         SALEM COMMUNICATIONS ANNOUNCES

                SUBSEQUENT OFFERING PERIOD IN EXCHANGE OFFER FOR

              SALEM HOLDINGS 9% SERIES A SENIOR SUBORDINATED NOTES

                            THROUGH DECEMBER 19, 2001

CAMARILLO, Calif. -- Salem Communications Corporation (Nasdaq: SALM), Salem Communications Holding Corporation and their affiliate guarantors today announced that they have elected to provide a subsequent offering period in connection with their exchange offer launched November 13, 2001 of up to $150,000,000 in principal amount of Salem Holding's 9% Series B Senior Subordinated Notes due 2011, which have been registered under the Securities Act of 1933, as amended, for a like amount of its outstanding 9% Series A Senior Subordinated Notes due 2011.

The initial offering period expired at 5:00 p.m., New York City time, on December 14, 2001. All Series A notes validly tendered for exchange and not properly withdrawn prior to the expiration of the initial offering period have been accepted for exchange and will be exchanged promptly, and all Series A notes represented by notices of guaranteed delivery will be exchanged promptly after such shares are delivered. As of the expiration of the initial offering period, approximately $147 million of the outstanding Series A notes had been validly tendered and not withdrawn or were represented by notices of guaranteed delivery.

The subsequent offering period will begin at 9:00 a.m., New York City time, on Monday, December 17, 2001, and will expire at 5:00 p.m., New York City time, Wednesday, December 19, 2001, unless extended.

During the subsequent offering period, Salem Holding will accept and exchange all validly tendered Series A notes when tendered. The same Series B notes issued in exchange to the holders of the Series A notes at the conclusion of the initial offering period will be issued during the subsequent offering period. Series A notes tendered during the subsequent offering period may not be withdrawn.

Salem Holding's prospectus, dated November 13, 2001, as supplemented on December 14, 2001, and the accompanying Letter of Transmittal together constitute the exchange offer, for which The Bank of New York is acting as the exchange agent. Questions and requests for assistance or additional copies of the tender offer materials may be directed to The Bank of New York, Corporate Trust Department, 5 Penn Plaza, 13th Floor, New York, N.Y. 10001 or call (212) 815-5920.

This news release is for informational purposes only. It does not constitute and offer to sell or a solicitation or recommendation with respect to the exchange offer for Salem Holding's Series A notes. Salem Holding noteholders can obtain Salem Holding's prospectus for the exchange offer included within




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the registration statement filed with the SEC for free at the SEC's Web site at
www.sec.gov. Salem Holding urges noteholders to carefully review such prospectus prior to making any decisions with respect to the exchange offer.

Salem Communications Corporation, headquartered in Camarillo, California, is the leading radio broadcaster focused on religious and family issues programming. Upon the close of all announced transactions, the company will own and/or operate 81 radio stations, including 56 stations in the top 25 markets. In addition to its radio properties, Salem owns the Salem Radio Network, which syndicates talk, news and music programming to over 1,600 affiliated radio stations throughout the United States; OnePlace.com, the leading Internet provider of Christian radio content; and CCM Communications, a leading publisher of contemporary Christian music trade and consumer publications.

Media Contacts:                                     Analysts and Investors:
---------------                                     -----------------------
Amanda Strong                                       John Buckley
Salem Communications Corporation                    Brainerd Communicators
(805) 987-0400 ext. 1081                            (212) 986-6667
amandas@salem.cc                                    buckley@braincomm.com





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